EXHIBIT 99.1

Arbutus Presents Data from Combination Activity Studies of HBV Drug Candidates

Additional Preclinical Combination Data to be Presented This Year
Clinical Combination Studies to Begin in 2017

VANCOUVER, British Columbia and DOYLESTOWN, Pa., April 22, 2016 (GLOBE NEWSWIRE) -- Arbutus Biopharma Corporation (Nasdaq:ABUS), an industry-leading Hepatitis B Virus (HBV) therapeutic solutions company, today announced presentations this week by Dr. Michael Sofia, Arbutus’ Chief Scientific Officer, on results of several preclinical HBV drug combination studies at the 29th International Conference on Antiviral Research held April 17-21, and Cambridge Healthtech Institute’s 11th Annual Drug Discovery Chemistry conference held April 19-22, 2016, both in San Diego.

“We are excited to present this intriguing data from our preclinical drug combination studies. These data show additive or synergistic activity in in vitro and in vivo studies that evaluate different HBV disease markers such as cccDNA synthesis and expression, HBV rcDNA synthesis, HBsAg production and serum HBV DNA. We believe that combination therapy will enable an HBV cure with a finite treatment duration, and we have built a diverse pipeline of HBV product candidates at Arbutus to support this strategy,” said Dr. Sofia. “Our thorough preclinical evaluation of combinations of HBV candidates with different direct acting anti-viral mechanisms of action will inform our proprietary clinical combination studies, which will begin in 2017.”

These initial preclinical combination studies have established the following:

  Our drug candidates ARB-1467, AB-423, and AB-199 are potent and selective inhibitors of their respective targets.
  These drug candidates can be used in combination with the ‘nuc’ standard of care without any antagonism of drug activity.
  These drug candidates when used in combination with the ‘nuc’ standard of care demonstrate at least additive and in some cases synergistic activity.
  That our first proprietary drug combination, RNAi plus capsid formation inhibitor, also demonstrates additive activity.
  These results support Arbutus’ combination strategy.

Summary of the Studies Presented:

Combination	Study(ies)
AB-423 (core protein/capsid inhibitor) with entecavir (EVT)	In vitro and in vivo
AB-423 (core protein/capsid inhibitor) with ARB-1467 (RNAi)	In vitro and in vivo
ARB-1467 (RNAi) with EVT	In vitro
ARB-199 (cccDNA formation inhibitor) with EVT	In vitro
ARB-199 (cccDNA formation inhibitor) with lamivudine	In vitro

The presentation can be accessed by visiting the Investor sections of www.arbutusbio.com and selecting Events and Presentations.

About Arbutus

Arbutus Biopharma Corporation is a biopharmaceutical company dedicated to discovering, developing and commercializing a cure for patients suffering from chronic hepatitis B infection.  Arbutus is headquartered in Vancouver, BC, Canada with offices in Doylestown, PA, USA. For more information, visit www.arbutusbio.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and forward looking information within the meaning of Canadian securities laws (collectively, “forward-looking statements”). Forward-looking statements in this press release include statements about using a combination therapy to enable an HBV cure with a finite treatment duration; beginning proprietary clinical combination studies in 2017; the effectiveness of HBV candidates; and developing and commercializing a cure for patients suffering from chronic HBV infection using a three-pillar strategy.

With respect to the forward-looking statements contained in this press release, Arbutus has made numerous assumptions regarding, among other things: the effectiveness and timeliness of preclinical and clinical trials, and the usefulness of the data; the continued demand for Arbutus’ assets; and the stability of economic and market conditions. While Arbutus considers these assumptions to be reasonable, these assumptions are inherently subject to significant business, economic, competitive, market and social uncertainties and contingencies.

Additionally, there are known and unknown risk factors which could cause Arbutus' actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements contained herein. Known risk factors include, among others: anticipated pre-clinical and clinical trials may be more costly or take longer to complete than anticipated, and may never be initiated or completed, or may not generate results that warrant future development of the tested drug candidate; Arbutus may not receive the necessary regulatory approvals for the clinical development of Arbutus' products; economic and market conditions may worsen; and market shifts may require a change in strategic focus.

A more complete discussion of the risks and uncertainties facing Arbutus appears in Arbutus' Annual Report on Form 10-K and Arbutus' continuous disclosure filings, which are available at www.sedar.com and at www.sec.gov. All forward-looking statements herein are qualified in their entirety by this cautionary statement, and Arbutus disclaims any obligation to revise or update any such forward-looking statements or to publicly announce the result of any revisions to any of the forward-looking statements contained herein to reflect future results, events or developments, except as required by law.

Contact Information
Investors
Adam Cutler
Senior Vice President, Corporate Affairs
Phone: 604.419.3200
Email: acutler@arbutusbio.com

Helia Baradarani
Manager, Investor Relations
Phone: 604.419.3200
Email: hbaradarani@arbutusbio.com

Media
Please direct all media inquiries to: media@arbutusbio.com